Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 25, 2023, relating to the consolidated financial statements of ICU Eyewear Holdings, Inc. for the years ended December 31, 2022 and 2021.

/s/ Frank, Rimerman + Co. LLP

San Jose, California

May 18, 2023